    As filed with the Securities and Exchange Commission on March 17, 2000
                                                     Registration No. 333-

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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                               ----------------

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               ----------------

                               IFCO SYSTEMS N.V.
            (Exact name of registrant as specified in its charter)

                               ----------------

               The Netherlands                                   98-0216429
       (State or other jurisdiction of                        (I.R.S. Employer
        incorporation or organization)                       Identification No.)

                         "Rivierstaete" Amsteldijk 166
                                    1079 LH
                          Amsterdam, The Netherlands
                   (Address of principal executive offices)

                               ----------------

                               IFCO Systems N.V.
                            2000 Stock Option Plan
                           (Full Title of the Plan)

                              Edward Rhyne, Esq.
                                c/o PalEx, Inc.
                              6829 Flintlock Road
                             Houston, Texas 77040
                    (Name and address of agent for service)

                                 713-332-6145
         (Telephone number, including area code, of agent for service)

                                  Copies to:

                              Stephen M. Wiseman
                                King & Spalding
                          1185 Avenue of the Americas
                         New York, New York 10036-4003

                               ----------------

                        CALCULATION OF REGISTRATION FEE

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
                                                           Proposed
                                            Proposed       Maximum
                                            Maximum       Aggregate      Amount of
  Title of Securities      Amount to be  Offering Price    Offering     Registration
    to be Registered        Registered    Per Share(1)     Price(1)         Fee
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
Ordinary Shares, nominal
 value two euros per        6,064,802        $14.81     $55,947,577.48
 share.................       shares         $24.94     $57,018,077.40   $29,822.93
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
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(1) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(c) and Rule 457(h) based on (i) with respect to 3,778,592 shares being offered pursuant to outstanding stock options, the aggregate exercise price of such options, which is equal to $55,947,577.48 (reflecting an average exercise price of approximately $14.81 per share) and (ii) with respect to 2,286,210 shares for which options may be granted in the future, the average of the high and low sales prices per share of the Ordinary Shares of IFCO Systems N.V. as reported on the Nasdaq National Market on March 17, 2000.

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

                                     PART I

                INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS

Item 1. Plan Information.*

Item 2. Registration Information and Employee Plan Annual Information.*





--------
* Information required by Part I to be contained in Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended, and the "Note" to Part I of Form S-8.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

   The following documents have been previously filed by IFCO Systems N.V. (the "Company") with the Securities and Exchange Commission (the "Commission") and are hereby incorporated by reference into this Registration Statement as of their respective dates:

      (1) The Company's Prospectus dated March 3, 2000 as filed with the Commission on March 6, 2000 pursuant to Rule 424(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the financial statements included therein (other than the financial statements of PalEx, Inc. and IFCO-U.S., L.L.C.); and

      (2) The description of the Company's ordinary shares, nominal value two euros per share (the "Ordinary Shares"), contained in the Company's Registration Statement on Form 8-A dated February 2, 2000 as filed with the Commission on February 3, 2000, including any amendment or report filed for the purposes of updating such description.

   In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereunder have been sold, or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of the filing of such documents.

   Any statement contained in a document incorporated or deemed incorporated by reference into this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

   Not applicable.

Item 5. Interests of Named Experts and Counsel.

   Not applicable.

Item 6. Indemnification of Directors and Officers.

   The Company has agreed to indemnify each member of its board of directors and its officers if, in the course of executing his or her duties, the member or officer incurs personal liability under civil laws, subject to the right of the Company to recover payment from each such member or officer to the extent permitted by applicable law. The Company will also maintain an insurance policy with a third-party carrier insuring members of the board of directors against the foregoing liabilities.

Item 7. Exemption from Registration Claimed.

   Not applicable.

Item 8. Exhibits.

   See Exhibit Index (attached).

Item 9. Undertakings.

(a) The undersigned registrant hereby undertakes:

  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act"); (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Houston, Texas on the 17th day of March, 2000.

                                          IFCO SYSTEMS N.V.

                                          By: /s/ Edward Rhyne
                                              -------------------------------
                                          Name: Edward Rhyne, Esq.
                                          Title: Executive Vice President and
                                                 General Counsel

                               POWER OF ATTORNEY

   KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints and hereby authorizes Edward Rhyne, acting alone, as such person's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for such person and in his name, place and stead, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all acts and things that said attorney-in-fact and agent, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the following persons in the capacity indicated on the dates indicated.

         Signature                                   Title                  Date
         ---------                                   -----                  ----

          /s/Martin A. Schoeller            Director and Chief         March 17, 2000
___________________________________________  Executive Officer
           Martin A. Schoeller               (principal executive
                                             officer)


         /s/Vance K. Maultsby, Jr.          Chief Financial Officer    March 17, 2000
___________________________________________  (principal financial
          Vance K. Maultsby, Jr.             and accounting officer)

            /s/Sam W. Humphreys             Director                   March 17, 2000
___________________________________________
             Sam W. Humphreys


          /s/Christoph Schoeller            Chairman of the Board      March 17, 2000
___________________________________________  and Director
           Christoph Schoeller

            /s/Eckhard Pfeiffer             Director                   March 17, 2000
___________________________________________
             Eckhard Pfeiffer

                                 EXHIBIT INDEX

 Exhibit No.                        Document Description
 -----------                        --------------------
  3.1        Articles of Association of the Company (English translation)
             (incorporated by reference to
             Appendix D to the proxy statement/prospectus filed as part of the
             Company's Registration
             Statement on Form F-4, registration no. 333-96021).
  4.1        Specimen Certificate of the Company's Ordinary Shares
             (incorporated in by reference to
             Exhibit 4.1 filed as part of the Company's Registration Statement on Form F-4,
             registration no. 333-96021).
  5.1        Opinion of Stibbe Simont Monahan Duhot P.C.
 10.1        IFCO Systems N.V. 2000 Stock Option Plan.
 23.1        Consent of PwC Deutsche Revision AG.
 23.2        Consent of Stibbe Simont Monahan Duhot P.C. (included in Exhibit
             5.1).
 24.1        Power of Attorney (included on signature page hereto).